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                                                                    EXHIBIT e(1)

                               THE MAINSTAY FUNDS
                              AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT

         Amended and Restated Master Distribution Agreement ("Agreement") made as of this 1st day of August, 2002, between THE MAINSTAY FUNDS, a Massachusetts business trust (the "Trust"), on behalf of the series listed on Appendix A, as amended from time to time (hereinafter referred to as the "Series"), and NYLIFE DISTRIBUTORS INC., a Delaware corporation (the "Distributor").

         WITNESSETH:

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified open-end management investment company and it is in the interest of the Trust to offer its shares of beneficial interest (the "Shares") for sale continuously; and

         WHEREAS, the Shares of the Trust are divided into separate series, each of which has been established pursuant to a written instrument executed by the Trustees of the Trust, and the Trustees may from time to time terminate such series or establish and terminate additional series; and

         WHEREAS, the Trust currently has an effective registration statement filed pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act; and

         WHEREAS, the Trust entered into (1) a Distribution Agreement, dated January 1, 1994, on behalf of MainStay Capital Appreciation Fund, MainStay Value Fund, MainStay Convertible Fund, MainStay Total Return Fund, MainStay High Yield Corporate Bond Fund, MainStay Tax Free Bond Fund, MainStay Government Fund and MainStay Money Market Fund; (2) a Distribution Agreement, dated August 25, 1994, on behalf of the MainStay International Equity Fund and the MainStay International Bond Fund; and (3) a Distribution Agreement, dated February 28, 1997, on behalf of MainStay Blue Chip Growth Fund, MainStay Equity Income Fund, MainStay Global High Yield Fund, MainStay Growth Opportunities Fund, MainStay MAP Fund (formerly MainStay MAP Equity Fund), MainStay MidCap Growth Fund, MainStay Research Value Fund, MainStay Select 20 Equity Fund, MainStay Small Cap Growth Fund, MainStay Small Cap Value Fund, MainStay Strategic Income Fund, and MainStay Strategic Value Fund and MainStay U.S. Large Cap Equity Fund, whereby the Distributor agreed to provide services in connection with the continuous offering of the Shares of the each of the Series (collectively, the "Current Distribution Agreements"); and

         WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Shares of the Series; and

         WHEREAS, this Agreement amends and restates, in its entirety, the Current Distribution Agreements in order to combine the Current Distribution Agreements into a single Amended and

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Restated Master Distribution Agreement to reflect the current parties and to make certain other ministerial changes designed to facilitate the administration of this Agreement;

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Appointment of the Distributor. The Trust hereby appoints the Distributor its exclusive agent to sell and to arrange for the sale of the Shares of the Series, including both issued and treasury shares, on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder; except that the Distributor shall not act as agent for the Trust in the sale of shares of the Money Market Fund to any other Fund advised by MacKay-Shields LLC.

         Section 2.        Services and Duties of the Distributor.

         (a) The Distributor agrees to sell, as agent for the Trust, from time to time during the term of this Agreement, the Shares of each Series (whether unissued or treasury shares, in the Trust's sole discretion) upon the terms described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the Prospectus, which may include separate prospectuses for each Series, and the Statement of Additional Information included as part of the Trust's Registration Statement, as such Prospectus and Statement of Additional Information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement most recently filed from time to time by the Trust with the Securities and Exchange Commission and effective under the 1933 Act and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect.

         (b) Upon the effective date of this Agreement, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of the Shares of any Series and will accept such orders on behalf of any Series as of the time of receipt of such orders and will transmit such orders as are so accepted to the Trust's transfer and dividend disbursing agent as promptly as practicable. Purchase orders shall be deemed effective at the times and in the manner set forth in the Prospectus.

         (c) The Distributor in its discretion may purchase Shares from the Series as principal and may sell Shares of each Series to such registered and qualified retail dealers as it may select. In making agreements with such dealers, the Distributor shall act only as principal and not as agent for the Trust or for the Series.

         (d) The offering price of the Shares of each Series shall be the net asset value (as defined in the Declaration of Trust of the Trust and determined as set forth in the Prospectus) per Share of each Series next determined following receipt of an order, plus the applicable sales charge, if any, determined as set forth in the Prospectus. The Trust shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value.

         (e) The Distributor shall not be obligated to sell any certain number of Shares and nothing herein contained shall prevent the Distributor from entering into like distribution

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arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

         (f) The Distributor is authorized on behalf of the Series to purchase Shares of any Series presented to it by dealers at the price determined in accordance with, and in the manner set forth in, the Prospectus.

         Section 3.        Duties of the Trust.

         (a) The Trust agrees to sell Shares of its various Series so long as it has Shares of any such Series available for sale except for such times at which the sale of Shares of any such Series has been suspended by order of the Trustees or order of the Securities and Exchange Commission; and to deliver certificates (if any) for, or cause the Trust's transfer and dividend disbursing agent to issue confirmations evidencing, such Shares of any such Series registered in such names and amounts as the Distributor has requested in writing, as promptly as practicable after receipt by the Series of payment therefor at the net asset value thereof and written request of the Distributor therefor.

         (b) The Trust shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Series, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared by the Trust and audited by its independent accountants and such reasonable number of copies of its most current Prospectus and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares of the Series and in the performance of the Distributor under this Agreement.

         (c) The Trust shall take, from time to time, all such steps, including payment of the related filing fee, as may be necessary to register the Shares under the 1933 Act and to make available for sale such number of Shares as the Distributor may be expected to sell. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.

         (d) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares of its Series for sale under the securities laws of such states as the Distributor and the Trust may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust as a broker or dealer in such states; provided that the Trust shall not be required to amend its Declaration of Trust or By-laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of its Shares. The

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Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

         Section 4.        Expenses.

         (a) Each separate Series shall bear all costs and expenses of the continuous offering of its Shares, including such common costs and expenses which will be allocated among the Series, in connection with: (i) fees and disbursements of its counsel and independent accountants, (ii) the preparation, filing and printing of any registration statements and/or Prospectuses required by and under the federal securities laws, (iii) the preparation and mailing of annual and interim reports, Prospectuses and proxy materials to shareholders,
(iv) the qualifications of the Shares for sale and of the Trust pursuant to
Section 3(d) hereof and the cost and expenses payable to each such state for continuing qualification therein and (v) with respect to those Series listed on Appendix B, as amended from time to time, any expenses assumed by the Trust pursuant to a Plan of Distribution adopted in conformity with Rule 12b-1 under the 1940 Act.

         (b) The Distributor shall bear: (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Trust and other materials used by the Distributor in connection with its offering of Shares of each Series for sale to the public, including the additional cost of printing copies of the Prospectus and of annual and interim reports to shareholders, other than copies thereof required for distribution to existing shareholders or for filing with any federal securities authorities, (ii) any expenses of advertising incurred by the Distributor in connection with such offering and (iii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

         Section 5. Fees. With respect to those Series listed on Appendix B, as amended from time to time, in addition to any fees received pursuant to the Plan of Distribution adopted in conformity with Rule 12b-1 under the 1940 Act as described in Section 4(a) and (b) herein, the Distributor shall also be entitled to retain all proceeds derived from the imposition of contingent deferred sales charges as described in the Trust's Prospectus and any other fees or sales charges described in the Trust's Prospectus or Statement of Additional Information.

         Section 6. Indemnification. The Trust agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with

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information furnished in writing by the Distributor to the Trust for use in the
Registration Statement or Prospectus; provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or Trustee of the Trust or who controls the Trust within the meaning of Section 15 of the 1933 Act, shall not inure to the benefit of such officer, Trustee or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Trust or to its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. The Trust's agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Trust's being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Trust at its principal business office. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of the Shares of any Series.

         The Distributor agrees to indemnify, defend and hold the Trust, its officers and Trustees and any person who controls the Trust, if any, within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its Trustees or officers or any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its Trustees or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Trust, its Trustees and officers, and any such controlling person as aforesaid is expressly conditioned upon the Distributor's being promptly notified of any action brought against the Trust, its officers or Trustees or any such controlling person, such notification being given to the Distributor at its principal business office.

         Section 7. Compliance with Securities Laws. The Trust represents that it is registered as a diversified open-end management investment under the 1940 Act, and agrees that it will comply with all of the provisions of the 1940 Act and of the rules and regulations thereunder. The Trust and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 3(d) hereof, all applicable state "Blue Sky" laws, including but not limited to the broker-dealer registration requirements. The Distributor agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934, as amended, including but not limited to the broker-dealer registration requirements.

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         Section 8.        Term of Agreement; Termination. This Agreement shall
commence on the date first set forth above. This Agreement shall continue in effect with respect to each Fund for a period of one year from the effective date hereof, except with respect to any series of the Trust added to Schedule A of this Agreement after August 1, 2002, for an initial period of two years from the date that such series is added, and thereafter only so long as such continuance is specifically approved at least annually with respect to that Fund in conformity with the requirements of the 1940 Act and the Rules thereunder.

                           This Agreement shall terminate automatically in the
event of its assignment (as defined by the 1940 Act). In addition, this Agreement may be terminated by either party at any time, without penalty, on not more than sixty days' nor less than thirty days' written notice to the other party.

         Section 9. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Distributor at 169 Lackawanna Avenue, Parsippany, N.J. 07054, or (2) to the Trust at 51 Madison Avenue, New York, N.Y. 10010.

         Section 10. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         Section 11. Liability of Shareholders, Trustees, etc. It is understood and expressly stipulated that none of the Trustees, officers, agents or shareholders in the Trust shall be personally liable hereunder. The name "The MainStay Funds" is the designation of the Trust for the time being under a Declaration of Trust dated January 9, 1986, as amended, and all persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. No Series shall be liable for any claims against any other Series.

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                           NYLIFE DISTRIBUTORS INC.

                                           By:    /s/ Robert E. Brady
                                               ---------------------------------
                                           Name:  Robert E. Brady
                                           Title: Vice President

                                           THE MAINSTAY FUNDS

                                           By:    /s/ Stephen C. Roussin
                                               ---------------------------------
                                           Name:  Stephen C. Roussin
                                           Title: President and
                                                  Chief Executive Officer

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                                   APPENDIX A

                          SERIES OF THE MAINSTAY FUNDS
                       TO WHICH THIS AMENDED AND RESTATED
                      MASTER DISTRIBUTION AGREEMENT APPLIES

SERIES                                                   DATE ADDED TO AGREEMENT
------                                                   -----------------------
MainStay Select 20 Equity Fund                              December 11, 2000
MainStay Small Cap Growth Fund                              June 1, 1998
MainStay Small Cap Value Fund                               June 1, 1998
MainStay Mid Cap Growth Fund                                December 11, 2000
MainStay Capital Appreciation Fund                          January 1, 1994
MainStay Blue Chip Growth Fund                              June 1, 1998
MainStay Growth Opportunities Fund                          June 1, 1998
MainStay Equity Income Fund                                 June 1, 1998
MainStay U.S. Large Cap Equity Fund                         December 10, 2001
MainStay MAP Fund                                           June 9, 1999
MainStay Research Value Fund                                June 1, 1998
MainStay Value Fund                                         January 1, 1994
MainStay Strategic Value Fund                               October 22, 1997
MainStay Convertible Fund                                   January 1, 1994
MainStay Total Return Fund                                  January 1, 1994
MainStay International Equity Fund                          August 25, 1994
MainStay Global High Yield Fund                             June 1, 1998
MainStay International Bond Fund                            August 25, 1994
MainStay High Yield Corporate Bond Fund                     January 1, 1994
MainStay Strategic Income Fund                              February 28, 1997
MainStay Government Fund                                    January 1, 1994
MainStay Tax Free Bond Fund                                 January 1, 1994
MainStay Money Market Fund                                  January 1, 1994

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APPENDIX B

SERIES WHICH HAVE ADOPTED RULE 12B-1 PLANS

MainStay Select 20 Equity Fund
MainStay Small Cap Growth Fund
MainStay Small Cap Value Fund
MainStay Mid Cap Growth Fund
MainStay Capital Appreciation Fund
MainStay Blue Chip Growth Fund
MainStay Equity Index Fund
MainStay Growth Opportunities Fund
MainStay Equity Income Fund
MainStay U.S. Large Cap Equity Fund
MainStay MAP Fund
MainStay Research Value Fund
MainStay Value Fund
MainStay Strategic Value Fund
MainStay Convertible Fund
MainStay Total Return Fund
MainStay International Equity Fund
MainStay Global High Yield Fund
MainStay International Bond Fund
MainStay High Yield Corporate Bond Fund
MainStay Strategic Income Fund
MainStay Government Fund
MainStay Tax Free Bond Fund

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